UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

   First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant's Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of First Community Corporation (the “Company”) was held on May 21, 2014 at the Augusta Country Club, 655 Milledge Road, Augusta, Georgia. Of the 6,652,189 shares outstanding, at the Annual Meeting, there were present in person or by proxy 4,260,995 shares of the Company’s common stock, representing approximately 64% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect six class II, one class I and one Class III members to the Board of directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; (3) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2014.

1.          To elect six Class II, one Class I and one Class III members of the Board of Directors:

Class II:	For	Withheld	Broker Non-Vote
Thomas C. Brown	3,100,144	75,770	1,085,081
O.A Ethridge, DMD	3,101,527	74,387	1,085,081
W. James Kitchens, Jr.	3,100,678	75,236	1,085,081
Paul S. Simon	3,096,659	79,255	1,085,081
Roderick M. Todd, Jr.	3,101,527	74,387	1,085,081
Mitchell M. Willoughby	3,100,852	75,062	1,085,081
Class I:
J. Randolph Potter	3,096,659	79,255	1,085,081
Class III:
E. Leland Reynolds	3,100,003	75,911	1,085,081

The other Directors that continued in office after the meeting are as follows:

Class I:	Class III:
Richard K. Bogan, MD	Chimin J. Chao
Michael C. Crapps	Loretta R. Whitehead
Anita B. Easter	J. Thomas Johnson
George H. Fann, Jr. DMD	Alexander Snipe, Jr.

2.	To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
2,865,957	68,485	241,471	1,085,082

3.	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
4,242,144	5,823	13,028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 23, 2014	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer